Exhibit 10.3

BCD SEMICONDUCTOR MANUFACTURING LIMITED

2007 EMPLOYEE SHARE PURCHASE PLAN

1. Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Entities with an opportunity to purchase Plan Shares through accumulated payroll deductions. The Company’s intention is to have the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code. The provisions of the Plan, accordingly, will be construed so as to extend and limit Plan participation in a uniform and nondiscriminatory basis consistent with the requirements of Section 423 of the Code.

2. Definitions.

(a) “Administrator” means the Board or any Committee designated by the Board to administer the Plan pursuant to Section 14.

(b) “ADS” means an American Depository Share corresponding to an Ordinary Share or Ordinary Shares, as applicable.

(c) “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any share exchange or quotation system on which the Plan Shares are listed or quoted and the applicable laws of any other country or jurisdiction where Awards are, or will be, granted under the Plan.

(d) “Board” means the Board of Directors of the Company.

(e) “Change in Control” means the occurrence of any of the following events:

(i) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or

(ii) The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; or

(iii) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation; or

(iv) A change in the composition of the Board occurring within a two (2)-year period, as a result of which less than a majority of the Directors are Incumbent Directors.

“Incumbent Directors” means Directors who either (A) are Directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of Directors to the Company).

(f) “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

(g) “Committee” means a committee of the Board appointed in accordance with Section 14 hereof.

(h) “Company” means BCD Semiconductor Manufacturing Limited, a Cayman Islands corporation.

(i) “Compensation” means an Employee’s base straight time gross earnings, commissions (to the extent such commissions are an integral, recurring part of compensation), overtime and shift premium, but exclusive of payments for incentive compensation, bonuses and other compensation.

(j) “Designated Entity” means any Parent or Subsidiary that has been designated by the Administrator from time to time in its sole discretion as eligible to participate in the Plan.

(k) “Director” means a member of the Board.

(l) “Eligible Employee” means any individual who is a common law employee of an Employer and is customarily employed for at least twenty (20) hours per week and more than five (5) months in any calendar year by the Employer. For purposes of the Plan, the employment relationship will be treated as continuing intact while the individual is on sick leave or other leave of absence that the Employer approves. Where the period of leave exceeds ninety (90) days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the ninety-first (91st) day of such leave. The Administrator, in its discretion, from time to time may, prior to an Offering Date for all options to be granted on such Offering Date, determine (on a uniform and nondiscriminatory basis) that the definition of Eligible Employee will or will not include an individual if he or she: (i) has not completed at least two (2) years of service since his or her last hire date (or such lesser period of time as may be determined by the Administrator in its discretion), (ii) customarily works not more than twenty (20) hours per week (or such lesser period of time as may be determined by the Administrator in its discretion), (iii) customarily works not more than five (5) months per calendar year (or such lesser period of time as may be determined by the Administrator in its discretion), (iv) is an officer or other manager, or (v) is a highly compensated employee under Section 414(q) of the Code.

(m) “Employer” means any one or all of the Company and its Designated Entities.

(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

(o) “Exercise Date” means the first Trading Day on or after February 15 and August 15. The first Exercise Date under the Plan will be August 15, 2008.

(p) “Fair Market Value” means, as of any date, the value of Plan Shares as the Administrator may determine in good faith by reference to the price of such Plan Shares on any established stock exchange or a national market system on the day of determination if the Plan Share is so listed on any established stock exchange or a national market system. If the Plan Share is not listed on any established stock exchange or a national market system, the value of the Plan Share as the Administrator may determine in good faith.

For purposes of the Offering Date of the first Offering Period under the Plan, the Fair Market Value will be the initial price to the public as set forth in the final prospectus included within the registration statement on Form F-1 filed with the Securities and Exchange Commission for the initial public offering of the Plan Shares (the “Registration Statement”).

(q) “Fiscal Year” means the fiscal year of the Company.

(r) “New Exercise Date” means a new Exercise Date set by shortening any Offering Period then in progress.

(s) “Offering Date” means the first Trading Day of each Offering Period.

(t) “Offering Periods” means the period of time the Administrator may determine prior to an Offering Date, for options to be granted on such Offering Date, during which an option granted under the Plan may be exercised, not to exceed twenty-seven (27) months. Unless the Administrator provides otherwise, Offering Periods will have a duration of approximately six months (i) commencing on the first Trading Day on or after February 15 of each year and terminating on the first Trading Day on or following August 15, approximately six months later, and (ii) commencing on the first Trading Day on or after August 15 of each year and terminating on the first Trading Day on or following February 15, approximately six months later; provided, however, that the first Offering Period under the Plan will commence with the first Trading Day on or after the date on which the Securities and Exchange Commission declares the Company’s Registration Statement effective and end on the first Trading Day on or after August 15, 2008; and provided, further, that the second Offering Period under the Plan will commence on the first Trading Day on or after August 15, 2008 and will end on the first Trading Day on or after February 15, 2009. The duration and timing of Offering Periods may be changed pursuant to Sections 4 and 20.

(u) “Ordinary Share” means an ordinary share of the Company.

(v) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(w) “Plan” means this BCD Semiconductor Manufacturing Limited 2007 Employee Share Purchase Plan.

(x) “Plan Shares” means, as applicable, Ordinary Shares or ADSs.

(y) “Purchase Period” means the period during an Offering Period during which Plan Shares may be purchased on a participant’s behalf in accordance with the terms of the Plan. Unless the Administrator provides otherwise, the Purchase Period will have the same duration and coincide with the length of the Offering Period.

(z) “Purchase Price” will be determined by the Administrator (in a uniform and nondiscriminatory basis) prior to an Offering Date for all options to be granted on such Offering Date, subject to compliance with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or share exchange rule) or pursuant to Section 20. Unless and until the Administrator provides otherwise, the Purchase Price will be equal to eighty-five percent (85%) of the Fair Market Value of a Plan Share on the Offering Date or the Exercise Date, whichever is lower.

(aa) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

(bb) “Trading Day” means a day on which the national share exchange upon which the Plan Shares are listed is open for trading.

3. Eligibility.

(a) First Offering Period. Any individual who is an Eligible Employee immediately prior to the first Offering Period will be automatically enrolled in the first Offering Period.

(b) Subsequent Offering Periods. Any Eligible Employee on a given Offering Date subsequent to the first Offering Period will be eligible to participate in the Plan, subject to the requirements of Section 5.

(c) Limitations. Any provisions of the Plan to the contrary notwithstanding, no Eligible Employee will be granted an option under the Plan (i) to the extent that, immediately after the grant, such Eligible Employee (or any other person whose share would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own capital shares of the Company or any Parent or Subsidiary of the Company and/or hold outstanding options to purchase such shares possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital shares of the Company or of any Parent or Subsidiary of the Company, or (ii) to the extent that his or her rights to purchase shares under all employee share purchase plans (as defined in Section 423 of the Code) of the Company or any Parent or Subsidiary of the Company accrues at a rate which exceeds twenty-five thousand dollars ($25,000) worth of shares (determined at the Fair Market Value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.

4. Offering Periods. The Plan will be implemented by consecutive Offering Periods with a new Offering Period commencing on the first Trading Day on or after February 15 and August 15 each year, or on such other date as the Administrator will determine; provided, however, that the first Offering Period under the Plan will commence with the first Trading Day on or after the date upon which the Company’s Registration Statement is declared effective by the Securities and Exchange Commission and end on the first Trading Day on or after the earlier of

(i) August 15, 2008, or (ii) twenty-seven (27) months from the beginning of the first Offering Period. The Administrator will have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without shareholder approval if such change is announced prior to the scheduled beginning of the first Offering Period to be affected thereafter.

5. Participation.

(a) First Offering Period. An Eligible Employee will be entitled to continue to participate in the first Offering Period pursuant to Section 3(a) only if such individual submits a subscription agreement authorizing payroll deductions in a form determined by the Administrator (which may be similar to the form attached hereto as Exhibit A) to the Company’s designated plan administrator (i) no earlier than the effective date of the Form S-8 registration statement with respect to the issuance of Plan Shares under this Plan and (ii) no later than ten (10) business days following the effective date of such S-8 registration statement or such other period of time as the Administrator may determine (the “Enrollment Window”). An Eligible Employee’s failure to submit the subscription agreement during the Enrollment Window will result in the automatic termination of such individual’s participation in the first Offering Period.

(b) Subsequent Offering Periods. An Eligible Employee may participate in the Plan pursuant to Section 3(b) by completing, signing and submitting to the Company an enrollment form in such form, manner and by such deadline as may be specified by the Administrator from time to time in its discretion and on a nondiscriminatory basis.

6. Payroll Deductions.

(a) At the time a participant enrolls in the Plan pursuant to Section 5, he or she will elect to have payroll deductions made on each pay day during the Offering Period in an amount up to one hundred percent (100%) of the Compensation which he or she receives on each pay day during the Offering Period or, if payroll withholding is not permitted under local laws, via such other means as specified by the Administrator. A participant’s subscription agreement will remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

(b) Payroll deductions for a participant will be made pursuant to such procedures as the Administrator may specify from time to time in its discretion and on a nondiscriminatory basis.

(c) All payroll deductions made for a participant will be credited to his or her account under the Plan and will be withheld in whole percentages only. A participant may not make any additional payments into such account.

(d) A participant may discontinue his or her participation in the Plan as provided in Section 10, or may increase or decrease the rate of his or her payroll deductions during the Offering Period by submitting an election in accordance with and to the extent permitted by procedures specified by the Administrator from time to time in its discretion and on a nondiscriminatory basis. If a participant has not followed such procedures to change the rate of payroll deductions, the rate of his or her payroll deductions will continue at the originally elected rate throughout the Offering Period and future Offering Periods (unless terminated as provided in

Section 10). The Administrator may, in its sole discretion, limit the nature and/or number of payroll deduction rate changes that may be made by participants during any Offering Period. Any change in payroll deduction rate made pursuant to this Section 6(d) will be effective as of the first full payroll period following five (5) business days after the date on which the change is made by the participant (unless the Administrator, in its sole discretion, elects to process a given change in payroll deduction rate more quickly).

(e) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(c), or if the Administrator reasonably anticipates a participant has contributed a sufficient amount to purchase a number of Plan Shares equal to or in excess of the applicable limit for such Offering Period (as set forth in Section 7 or as established by the Administrator), a participant’s payroll deductions may be decreased to zero percent (0%) at any time during an Offering Period. Subject to Section 423(b)(8) of the Code and Section 3(c) hereof, or for participants who have had their contributions reduced due to the applicable limits on the maximum number of Plan Shares that may be purchased in any Offering Period, payroll deductions will recommence at the rate originally elected by the participant effective as of the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10.

(f) At the time the option is exercised, in whole or in part, or at the time some or all of the Plan Shares issued under the Plan is disposed of, the participant must make adequate provision for the Company’s or Employer’s federal, state, or any other tax liability payable to any authority, national insurance, social security or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Plan Shares. At any time, the Company or the Employer may, but will not be obligated to, withhold from the participant’s compensation the amount necessary for the Company or the Employer to meet applicable withholding obligations, including any withholding required to make available to the Company or the Employer any tax deductions or benefits attributable to sale or early disposition of Plan Shares by the Eligible Employee.

7. Grant of Option. On the Offering Date of each Offering Period, each Eligible Employee participating in such Offering Period will be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of Plan Shares determined by dividing such Eligible Employee’s payroll deductions accumulated prior to such Exercise Date and retained in the Eligible Employee’s account as of the Exercise Date by the applicable Purchase Price; provided that in no event will an Eligible Employee be permitted to purchase during each Purchase Period more than 2,000 Plan Shares (subject to any adjustment pursuant to Section 19), and provided further that such purchase will be subject to the limitations set forth in Sections 3(c) and 13. The Eligible Employee may accept the grant of such option with respect to the first Offering Period by submitting a properly completed subscription agreement in accordance with the requirements of Section 5(a) on or before the last day of the Enrollment Window, and (ii) with respect to any future Offering Period under the Plan, by electing to participate in the Plan in accordance with the requirements of Section 5(b). The Administrator may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of Plan Shares that an Eligible Employee may purchase during each Purchase Period. Exercise of the option will occur as provided in Section 8, unless the participant has withdrawn pursuant to Section 10. The option will expire on the last day of the Offering Period.

8. Exercise of Option.

(a) Unless a participant withdraws from the Plan as provided in Section 10, his or her option for the purchase of Plan Shares will be exercised automatically on the Exercise Date, and the maximum number of full Plan Shares subject to option will be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional Plan Shares will be purchased; any payroll deductions accumulated in a participant’s account which are not sufficient to purchase a full Plan Share will be retained in the participant’s account for the subsequent Offering Period, subject to earlier withdrawal by the participant as provided in Section 10. Any other funds left over in a participant’s account after the Exercise Date will be returned to the participant. During a participant’s lifetime, a participant’s option to purchase Plan Shares hereunder is exercisable only by him or her.

(b) Notwithstanding any contrary Plan provision, if the Administrator determines that, on a given Exercise Date, the number of Plan Shares with respect to which options are to be exercised may exceed (i) the number of Plan Shares that were available for sale under the Plan on the Offering Date of the applicable Offering Period, or (ii) the number of Plan Shares available for sale under the Plan on such Exercise Date, the Administrator may in its sole discretion provide that the Company will make a pro rata allocation of the Plan Shares available for purchase on such Offering Date or Exercise Date, as applicable, in as uniform a manner as will be practicable and as it will determine in its sole discretion to be equitable among all participants exercising options to purchase Plan Shares on such Exercise Date, and continue all Offering Periods then in effect or terminate all Plan Periods then in effect pursuant to Section 20. The Company may make a pro rata allocation of the Plan Shares available on the Offering Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company’s shareholders subsequent to such Offering Date.

9. Delivery. As soon as administratively practicable after each Exercise Date on which a purchase of Plan Shares occurs, the Company will arrange the delivery to each participant, as appropriate, the Plan Shares purchased upon exercise of his or her option in a form determined by the Administrator (in its sole discretion) and pursuant to rules established by the Administrator. The Company may permit or require that Plan Shares be deposited directly with a broker designated by the Company or to a designated agent of the Company, and the Company may utilize electronic or automated methods of share transfer. The Company may require that Plan Shares be retained with such broker or agent for a designated period of time and/or may establish other procedures to permit tracking of disqualifying dispositions of such Plan Shares. No participant will have any voting, dividend, or other shareholder rights with respect to Plan Shares subject to any option granted under the Plan until such Plan Shares have been purchased and delivered to the participant as provided in this Section 9.

10. Withdrawal.

(a) A participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by submitting a withdrawal election to the Company in accordance with and to the extent permitted by procedures specified by the Administrator from time to time. All of the participant’s payroll deductions credited to his or her account will be paid to such participant as promptly as practicable after the effective date of his or her notice of withdrawal and such participant’s option for the Offering Period will be automatically terminated, and no further payroll deductions for the purchase of Plan Shares will be made for such Offering Period. If a participant withdraws from an Offering Period, payroll deductions will not resume at the beginning of the succeeding Offering Period, unless the participant re-enrolls in the Plan in accordance with the provisions of Section 5.

(b) A participant’s withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.

11. Termination of Employment. Upon a participant’s ceasing to be an Eligible Employee, for any reason, he or she will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant’s account during the Offering Period but not yet used to purchase Plan Shares under the Plan will be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15, and such participant’s option will be automatically terminated.

12. Interest. No interest will accrue on the payroll deductions of a participant in the Plan.

13. Shares.

(a) Subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof, the maximum number of Plan Shares which will be made available for sale under the Plan will be 1,200,000 Plan Shares, plus an annual increase to be added on the first day of each Fiscal Year beginning with the 2009 Fiscal Year, equal to the least of (i) 3,000,000 Plan Shares, (ii) one percent (1%) of the outstanding Plan Shares on such date or (iii) an amount determined by the Administrator.

(b) Until the Plan Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), a participant will only have the rights of an unsecured creditor with respect to such Plan Shares, and no right to vote or receive dividends or any other rights as a shareholder will exist with respect to such Plan Shares.

(c) Plan Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse.

(d) For purposes of calculating the number of Plan Shares issued under this Plan (and for purposes of calculating any other Plan Share limit set forth herein), the issuance of an ADS shall be deemed to equal one Ordinary Share, provided, however, that if the number of Ordinary Shares represented by an ADS is other than on a one-to-one basis, the number of Ordinary Shares issued under this Plan (and any other Share limit set forth herein) shall be adjusted to reflect such issuance of ADSs.

14. Administration. The Plan will be administered by the Board or a Committee appointed by the Board, which Committee will be constituted to comply with Applicable Laws. The Administrator will have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan.

Every finding, decision and determination made by the Administrator will, to the full extent permitted by law, be final and binding upon all parties. Notwithstanding any provision to the contrary in this Plan, the Administrator may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures for jurisdictions outside of the United States. Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules and procedures regarding eligibility to participate, the definition of Compensation, handling of payroll deductions, making of contributions to the Plan (including, without limitation, in forms other than payroll deductions), establishment of bank or trust accounts to hold payroll deductions, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of share certificates which vary with local requirements.

15. Designation of Beneficiary.

(a) A participant may file a designation of a beneficiary who is to receive any Plan Shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such Plan Shares and cash. In addition, a participant may file a designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent will be required for such designation to be effective.

(b) Such designation of beneficiary may be changed by the participant at any time by notice in a form determined by the Administrator. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company will deliver such Plan Shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Plan Shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

(c) All beneficiary designations will be in such form and manner as the Administrator may prescribe from time to time.

16. Transferability. Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive Plan Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition will be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

17. Use of Funds. The Company may use all payroll deductions received or held by it under the Plan for any corporate purpose, and the Company will not be obligated to segregate such payroll deductions. Until Plan Shares are issued, participants will only have the rights of an unsecured creditor with respect to such Plan Shares.

18. Reports. Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Eligible Employees at least annually, which statements will set forth the amounts of payroll deductions, the Purchase Price, the number of Plan Shares purchased and the remaining cash balance, if any.

19. Adjustments, Dissolution, Liquidation, Merger or Change in Control.

(a) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Plan Shares, other securities, or other property), recapitalization, share split, reverse share split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Plan Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Plan Shares occurs, the Administrator, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will, in such manner as it may deem equitable, adjust the number and class of Plan Shares which may be delivered under the Plan, the Purchase Price per share and the number of Plan Shares covered by each option under the Plan which has not yet been exercised, and the numerical limits of Sections 7 and 13.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, any Offering Period then in progress will be shortened by setting a New Exercise Date, and will terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Administrator. The New Exercise Date will be before the date of the Company’s proposed dissolution or liquidation. The Administrator will notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

(c) Merger or Change in Control. In the event of a merger or Change in Control, each outstanding option will be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, the Offering Period with respect to which such option relates will be shortened by setting a New Exercise Date and will end on the New Exercise Date. The New Exercise Date will occur before the date of the Company’s proposed merger or Change in Control. The Administrator will notify each participant in writing prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

20. Amendment or Termination.

(a) The Administrator, in its sole discretion, may amend, suspend, or terminate the Plan, or any part thereof, at any time and for any reason. If the Plan is terminated, the Administrator, in its discretion, may elect to terminate all outstanding Offering Periods either immediately or upon completion of the purchase of Plan Shares on the next Exercise Date (which may be sooner than originally scheduled, if determined by the Administrator in its discretion), or may elect to permit Offering Periods to expire in accordance with their terms (and subject to any adjustment pursuant to Section 19). If the Offering Periods are terminated prior to expiration, all amounts then credited to participants’ accounts which have not been used to purchase Plan Shares will be returned to the participants (without interest thereon, except as otherwise required under local laws) as soon as administratively practicable.

(b) Without shareholder consent and without limiting Section 20(a), the Administrator will be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Plan Shares for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable which are consistent with the Plan.

(c) In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, in its discretion and, to the extent necessary or desirable, modify, amend or terminate the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(i) amending the Plan to conform with the safe harbor definition under Statement of Financial Accounting Standards 123(R), including with respect to an Offering Period underway at the time;

(ii) altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

(iii) shortening any Offering Period so that Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Board action;

(iv) reducing the maximum percentage of Compensation a participant may elect to set aside as payroll deductions; and

(v) reducing the maximum number of Plan Shares a participant may purchase during any Offering Period or Purchase Period.

Such modifications or amendments will not require shareholder approval or the consent of any Plan participants.

21. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan will be deemed to have been duly given when received in the form and manner specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

22. Conditions Upon Issuance of Plan Shares. Plan Shares will not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such Plan Shares pursuant thereto will comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, the requirements of any share exchange upon which the Plan Shares may then be listed, and applicable foreign exchange regulations of any jurisdiction and will be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the Plan Shares are being purchased only for investment and without any present intention to sell or distribute such Plan Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

23. Term of Plan. The Plan will become effective upon the earlier to occur of its adoption by the Board or its approval by the shareholders of the Company. It will continue in effect for a term of twenty (20) years, unless sooner terminated under Section 20.

24. Shareholder Approval. The Plan will be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such shareholder approval will be obtained in the manner and to the degree required under Applicable Laws.

25. Tax Withholding.

(a) Withholding Requirements. Prior to the delivery and after the sale of any Plan Shares, the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes, including, without limitation, the taxes of People’s Republic of China, required to be withheld with respect to the purchase of such Plan Shares.

(b) Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable cash or Plan Shares having a fair market value equal to the minimum statutory amount required to be withheld, or (iii) delivering to the Company already-owned Plan Shares having a fair market value equal to the minimum statutory amount required to be withheld. The fair market value of the Plan Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

EXHIBIT A-1

BCD SEMICONDUCTOR MANUFACTURING LIMITED

2007 EMPLOYEE SHARE PURCHASE PLAN

U.S. SUBSCRIPTION AGREEMENT

             Original Application    Offering Date:

             Change in Payroll Deduction Rate

             Change of Beneficiary(ies)

1.	hereby elects to participate in the BCD Semiconductor Manufacturing Limited 2007 Employee Share Purchase Plan (the “Plan”) and subscribes to purchase the Company’s Plan Shares in accordance with this Subscription Agreement and the Plan.

2.	I hereby authorize payroll deductions from each paycheck in the amount of % of my Compensation on each payday (from 0 to 100%) during the Offering Period in accordance with the Plan. (Please note that no fractional percentages are permitted.)

3.	I understand that said payroll deductions will be accumulated for the purchase of Plan Shares at the applicable Purchase Price determined in accordance with the Plan. I understand that if I do not withdraw from an Offering Period, any accumulated payroll deductions will be used to automatically exercise my option and purchase Plan Shares under the Plan.

4.	I have received a copy of the complete Plan and its accompanying prospectus. I understand that my participation in the Plan is in all respects subject to the terms of the Plan.

5.	Plan Shares purchased for me under the Plan should be issued in the name(s) of (Eligible Employee or Eligible Employee and Spouse only).

6.

I understand that if I dispose of any Plan Shares received by me pursuant to the Employee Share Purchase Plan within two (2) years after the Offering Date (the first day of the Offering Period during which I purchased such Plan Shares) or one (1) year after the Exercise Date, I will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the Plan Shares at the time such Plan Shares were purchased by me over the price which I paid for the Plan Shares. I hereby agree to notify the Company in writing within thirty (30) days after the date of any disposition of my Plan Shares and I will make adequate provision for Federal, state or other tax withholding obligations, if any, which arise upon the disposition of the Plan Shares. The Company may, but will not be obligated to, withhold from my compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to sale or early disposition of the Plan Shares by me. If I dispose of such Plan Shares at any time after the expiration of the two (2)-year and one (1)-year holding periods, I understand that I will be treated for federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of (a) the excess of the fair market value of the Plan Shares at the time of such disposition over the purchase price which I paid for the Plan Shares, or (b) 15% of the fair market value of the shares on the first day of the Offering Period. The remainder of the gain, if any, recognized on such disposition will be taxed as capital gain.

7.	I hereby agree to be bound by the terms of the Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Plan.

8.	In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and Plan Shares due me under the Employee Share Purchase Plan:

NAME: (Please print)
	(First)	(Middle)	(Last)

Relationship

Percentage Benefit	(Address)

NAME: (please print)
	(First)	(Middle)	(Last)

Relationship

Percentage of Benefit	(Address)

Employee’s Social
Security Number:

Employee’s Address:

I UNDERSTAND THAT THIS SUBSCRIPTION AGREEMENT WILL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED BY ME.

Dated:
Signature of Employee

Dated:
Spouse’s Signature (If beneficiary other than spouse)

EXHIBIT A-2

BCD SEMICONDUCTOR MANUFACTURING LIMITED

2007 EMPLOYEE SHARE PURCHASE PLAN

NON-US SUBSCRIPTION AGREEMENT

             Original Application    Offering Date:

             Change in Payroll Deduction Rate

             Change of Beneficiary(ies)

1.	hereby elects to participate in the BCD Semiconductor Manufacturing Limited 2007 Employee Share Purchase Plan (the “Plan”) and subscribes to purchase the Company’s Plan Shares in accordance with this Subscription Agreement and the Plan.

2.	I hereby authorize payroll deductions from each paycheck in the amount of % of my Compensation on each payday (from 0 to 100%) during the Offering Period in accordance with the Plan. (Please note that no fractional percentages are permitted.)

3.	I understand that said payroll deductions will be accumulated for the purchase of Plan Shares at the applicable Purchase Price determined in accordance with the Plan. I understand that if I do not withdraw from an Offering Period, any accumulated payroll deductions will be used to automatically exercise my option and purchase Plan Shares under the Plan.

4.	I have received a copy of the complete Plan and its accompanying prospectus. I understand that my participation in the Plan is in all respects subject to the terms of the Plan.

5.	Plan Shares purchased for me under the Plan should be issued in the name(s) of (Eligible Employee or Eligible Employee and Spouse only).

7.	I hereby agree to notify the Company in writing within thirty (30) days after the date of any disposition of my Plan Shares. I will make adequate provision for tax withholding obligations, if any, which arise upon the purchase and/or disposition of the Plan Shares. The Company may, but will not be obligated to, withhold from my compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to the purchase and disposition of the Plan Shares by me.

8.	I hereby agree to be bound by the terms of the Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Plan.

9.	In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and Plan Shares due me under the Employee Share Purchase Plan:

NAME: (Please print)
	(First)	(Middle)	(Last)

Relationship

Percentage Benefit	(Address)

NAME: (please print)
	(First)	(Middle)	(Last)

Relationship

Percentage of Benefit	(Address)

Employee’s Social
Security Number:

Employee’s Address:

I UNDERSTAND THAT THIS SUBSCRIPTION AGREEMENT WILL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED BY ME.

Dated:
Signature of Employee

Dated:
Spouse’s Signature (If beneficiary other than spouse)

EXHIBIT B

BCD SEMICONDUCTOR MANUFACTURING LIMITED

2007 EMPLOYEE SHARE PURCHASE PLAN

NOTICE OF WITHDRAWAL

The undersigned participant in the Offering Period of the BCD Semiconductor Manufacturing Limited 2007 Employee Share Purchase Plan that began on                     ,          (the “Offering Date”) hereby notifies the Company that he or she hereby withdraws from the Offering Period. He or she hereby directs the Company to pay to the undersigned as promptly as practicable all the payroll deductions credited to his or her account with respect to such Offering Period. The undersigned understands and agrees that his or her option for such Offering Period will be automatically terminated. The undersigned understands further that no further payroll deductions will be made for the purchase of Plan Shares in the current Offering Period and the undersigned will be eligible to participate in succeeding Offering Periods only by delivering to the Company a new Subscription Agreement.

Name and Address of Participant:

Signature:

Date: